EXHIBIT 23(a)





                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Potters Financial Corporation on Form S-8 of our report dated February 1, 1996, on the consolidated balance sheets of The Potters Savings and Loan Company as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the three years in the period ended December 31, 1995.




                                            Crowe, Chizek and Company LLP


Columbus, Ohio
September 3, 1996